                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                       DECEMBER RESULTS VS. PLAN                 Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)

                                                             Fiscal 1994
                                           December 1993     Year-to-Date
                                          Actual    Plan*   Actual    Plan*
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents         $107.1   $130.1   $115.5   $115.5

Cash Generated from (Used in) Operations:
   Net Profit                               48.3     47.9     32.6     25.8
   Other                                    (1.5)     0.6     (1.9)     3.3
                                        ------------------------------------
Cash from Operations                        46.8     48.5     30.7     29.1

Changes in Working Capital:
   FIFO Inventory (increase) decrease      137.2    159.9     39.1     25.3
   Trade Payables increase (decrease)      (83.2)   (95.7)     7.3     11.1
   All Other                                38.4      7.1    (21.4)    (4.6)
                                        ------------------------------------
Net Changes in Working Capital              92.4     71.3     25.0     31.8

Capital Spending                            (1.8)    (1.2)   (18.9)   (27.8)

Other:
   Short-Term Borrowings (Payments)       (128.3)  (135.0)   (23.0)   (23.0)
   Payment of Capital Leases                (0.1)    (0.3)    (3.2)    (3.2)
   Payments on Long-Term Debt               (4.7)    (3.3)   (24.9)   (22.1)
   Restructuring & Other                    (0.4)    (2.1)     9.8      7.7
                                        ------------------------------------
Total Other                               (133.5)  (140.7)   (41.3)   (40.6)
                                        ------------------------------------

Cash Increase (Decrease)                     3.9    (22.1)    (4.5)    (7.5)
                                        ------------------------------------

Ending Cash & Cash Equivalents            $111.0   $108.0   $111.0   $108.0
                                        ====================================

* As reported on Form 8-K dated April 5, 1993.


                                        Page 7 of 7